RIGHTS CERTIFICATE #:                                                                                                                                                                                                                                                                                NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS
DATED DECEMBER __, 2021 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.   COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM INVESTOR LLC, THE INFORMATION AGENT.

Special Opportunities Fund, Inc.
Incorporated under the laws of the State of Maryland

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of 2.75% Convertible Preferred Stock, Series C, par value $0.001 per share of Special Opportunities Fund, Inc.

Subscription Price:      $25.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED PRIOR TO 5:00 P.M., EASTERN STANDARD TIME,

ON JANUARY __, 2021, UNLESS EXTENDED BY THE COMPANY

                      REGISTERED
                                OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of 2.75% convertible preferred stock, Series C, par value $0.001 per share (“Convertible Preferred Stock”) of Special Opportunities Fund, Inc., a Maryland corporation, at a subscription price  of $25.00  per  share  (the  “Basic  Subscription  Privilege”),  pursuant  to  a  rights  offering  (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Special Opportunities Fund, Inc. Rights Certificates” accompanying this Subscription Rights Certificate.   If any shares of Convertible Preferred Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exer cise of their Basic Subscription Privilege, any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of additional shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”).   The Rights  represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Convertible Preferred Stock in accordance with the “Instructions as to Use of Special Opportunities Fund, Inc. Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Special Opportunities Fund, Inc. and the signatures of its duly authorized officers.

Dated:
                                                       _________________________________                                                       _________________________________
                                                               President                                                                                                          Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

 Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail: American Stock Transfer & Trust Company, LLC Attn: Reorganization Department P.O. Box 2042 Brooklyn, New York 10272-2042	If delivering by hand or overnight courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

  PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below.  To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below.  To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ shares x $ 25.00 =   $_______________

(no. of new shares)    (subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Privilege:

I apply for ______________ shares x $ 25.00 =   $_______________

(no. of new shares)  (subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed   =   $__________________

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft drawn upon a U.S. Bank payable to “Special Opportunities Fund, Inc.”

☐
Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscribing Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer, LLC FBO Special Opportunities Fund, Inc., with reference to the rights holder's name.

FORM  2-TRANSFER  TO  DESIGNATED  TRANSFEREE

To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received ______________ of the subscription rights represented by this Subscription Rights Certificate are assigned to:

________________________________________________________________

________________________________________________________________

Social Security # __________________________________________________

Signature(s): ______________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

________________________________________________________________

________________________________________________________________

________________________________________________________________

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.  By signing below I confirm that (1) after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 14.99% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering, as described in the Prospectus) and (2), if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 14.99% of the Company’s outstanding shares of Common Stock I will not, via the exercise of the Rights, increase my proportionate interest in the Company’s Common Stock (with respect to (1) or (2), any such excess shares, the “Excess Shares”).  With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the $25.00 per share subscription price and the closing price of the Company’s Common Stock on the New York Stock Exchange on the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period.  I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

Signature(s): ______________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed: _______________________________________________
(Name of Bank or Firm)

By:_______________________________________________________________
 (Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF SPECIAL OPPORTUNITIES FUND, INC. RIGHTS CERTIFICATES, CONSULT INVESTORCOM LLC, THE INFORMATION AGENT, AT (877) 972-0090.